     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1996

                                                       REGISTRATION NO. 33-50301
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                               AGL RESOURCES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                GEORGIA                                58-2210952
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                               ----------------

               303 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30308
                                 (404) 584-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           ATLANTA GAS LIGHT COMPANY
                     LONG-TERM STOCK INCENTIVE PLAN OF 1990
                            (FULL TITLE OF THE PLAN)

                               ----------------

                               ROBERT L. GOOCHER
                            EXECUTIVE VICE PRESIDENT
                               AGL RESOURCES INC.
                           303 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 584-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

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

  On March 6, 1996, the stockholders of Atlanta Gas Light Company, a Georgia corporation ("AGL"), approved the creation and implementation of a holding company structure for AGL (the "Merger"), pursuant to which on March 6, 1996, upon the filing of Articles of Merger with the Secretary of State of the State of Georgia and acceptance by the Secretary of State of such Articles of Merger (the "Effective Time") each share of AGL common stock then outstanding was converted into an identical share of the common stock of the holding company, AGL Resources Inc., a Georgia corporation ("Resources"), AGL became a wholly-owned subsidiary of Resources, each holder of AGL common stock immediately before the Effective Time became, immediately after the Effective Time, the holder of the same number of shares of Resources common stock as such holder held of AGL common stock immediately before the Effective Time and Resources became the owner of one hundred percent (100%) of AGL common stock. The preferred stock of AGL issued and outstanding prior to the Effective Time remained issued and outstanding after the Effective Time and holders of the AGL preferred stock were not affected by the transaction. As a result of the Merger, Resources replaced AGL as the publicly held corporation as of March 6, 1996.

  In connection with the creation of the holding company, AGL's obligations and liabilities under the Atlanta Gas Light Company Long-Term Stock Incentive Plan of 1990 (the "Plan") remained the obligations and liabilities of AGL. However, after the Effective Time, shares of Resources common stock will be issued pursuant to such Plan instead of AGL common stock. The Resources common stock to be issued pursuant to the Plan has all of the same rights, characteristics and terms as the AGL common stock. Resources had, immediately after the Effective Time, the same directors and senior officers and the same consolidated assets, liabilities and shareholders' equity as AGL had immediately prior to the Effective Time. The implementation of the holding company structure did not result in any change in AGL's operation of its business which involves the distribution and transmission of natural gas throughout Georgia and, through AGL's wholly-owned subsidiary, Chattanooga Gas Company ("Chattanooga") (which remained a wholly-owned subsidiary of AGL after the Effective Time), the Chattanooga, Tennessee area. AGL continues to operate under the name "Atlanta Gas Light Company" and Chattanooga continues to operate under the name "Chattanooga Gas Company." Resources common stock is listed on the New York Stock Exchange and trades under the same symbol ("ATG") as AGL previously traded. All of AGL's debt obligations outstanding as of the Effective Time continue to be obligations of AGL after the Effective Time.

  Resources expressly adopts AGL's Registration Statement No. 33-50301 on Form S-8 as Resources own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

ITEM 8. EXHIBITS

EXHIBIT NUMBER                   DESCRIPTION                                     STATUS
--------------                   -----------                                     ------
      24                      Powers of Attorney                             Filed herewith

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-50301 ON FORM S-8 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA, STATE OF GEORGIA, ON MARCH 6, 1996.

                                          AGL Resources Inc., a Georgia
                                           corporation

                                                    /s/ David R. Jones
                                          By: _________________________________
                                                      DAVID R. JONES
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-50301 ON FORM S-8 HAS BEEN SIGNED ON THE 6TH DAY OF MARCH 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                                   TITLE
              ---------                                   -----

         /s/ David R. Jones               President and Chief Executive
_____________________________________      Officer (Principal Executive
           DAVID R. JONES                  Officer) and Director

        /s/ Robert L. Goocher             Chief Accounting and Financial
_____________________________________      Officer, Treasurer (Principal
          ROBERT L. GOOCHER                Accounting and Financial Officer)

                  *                       Director
_____________________________________
          FRANK BARRON, JR.

                  *                       Director
_____________________________________
          W. WALDO BRADLEY

                  *                       Director
_____________________________________
         OTIS A. BRUMBY, JR.

                  *                       Director
_____________________________________
          KENNETH D. LEWIS

                  *                       Director
_____________________________________
        ALBERT G. NORMAN, JR.

                  *                       Director
_____________________________________
          D. RAYMOND RIDDLE

              SIGNATURE                                   TITLE
              ---------                                   -----


                  *                       Director
_____________________________________
         DR. BETTY L. SIEGEL

                  *                       Director
_____________________________________
        BEN J. TARBUTTON, JR.

                  *                       Director
_____________________________________
       CHARLES MCKENZIE TAYLOR

                  *                       Director
_____________________________________
         FELKER W. WARD, JR.

       /s/ Melanie McGee Platt
* By:  ______________________________
         MELANIE MCGEE PLATT,
         AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT NUMBER                   DESCRIPTION                                     STATUS
--------------                   -----------                                     ------
      24                      Powers of Attorney                             Filed herewith